EXECUTION

RECONSTITUTED SERVICING AGREEMENT

            THIS RECONSTITUTED SERVICING AGREEMENT (this "Agreement"), entered into as of the 1st day of February, 2002, by and among LEHMAN BROTHERS BANK, a federal savings bank (the "Bank" or the "Seller"), WELLS FARGO HOME MORTGAGE, INC., a California corporation (formerly known as Norwest Mortgage, Inc. and referred to herein as the "Servicer"), AURORA LOAN SERVICES INC., as master servicer (the "Master Servicer"), and acknowledged by BANK ONE, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee"), recites and provides as follows:

RECITALS

            WHEREAS, the Seller has conveyed certain Mortgage Loans identified on Schedule I hereto (the "Mortgage Loans") to Structured Asset Securities Corporation, a Delaware special purpose corporation ("SASCO"), which in turn has conveyed the Mortgage Loans to the Trustee, pursuant to a trust agreement, dated as of February 1, 2002, and attached as Exhibit B hereto (the "Trust Agreement"), among the Trustee, the Master Servicer, Wells Fargo Bank Minnesota, National Association, as securities administrator, (the "Securities Administrator"), SASCO, as depositor, and The Murrayhill Company, as credit risk manager (the "Credit Risk Manager") under a Credit Risk Management Agreement, dated as of February 1, 2002 (the "Credit Risk Management Agreement"), between the Servicer and the Credit Risk Manager;

            WHEREAS, multiple classes of certificates (the "Certificates") will be issued on the Closing Date pursuant to the Trust Agreement, including the Class P Certificate and the Class X Certificate and Lehman Brothers Inc. or a nominee thereof is expected to be the initial registered holder of the Class P Certificate and the Class X Certificate;

            WHEREAS, subsequent to the Closing Date, Lehman Brothers Inc. intends to convey all of its rights, title and interest in and to the Class P Certificate and the Class X Certificate and the payments and all other proceeds received thereunder to an owner trust in which it will hold the sole equity interest, which trust will issue net interest margin securities (the "NIM Securities") pursuant to an indenture trust, which NIM Securities will be secured, in part, by the payments on such NIM Securities (the "NIMS Transaction");

            WHEREAS, one or more insurers (collectively, the "NIMS Insurer") may each issue insurance policies guaranteeing certain payments under the NIM Securities to be issued in the NIMS Transaction;

            WHEREAS, in the event that there are two or more NIMS Insurers, it is intended that the rights provided to the NIMS Insurer hereunder will be allocated among two or more individual insurers that issue insurance policies in connection with the NIMS Transaction pursuant to a NIMS Insurance Agreement among such insurers and the parties hereto;

            WHEREAS, certain of the Mortgage Loans, as identified on Schedule I hereto, are currently being serviced by the Servicer pursuant to a Seller's Warranties and Servicing Agreement between the Bank and the Servicer, dated as of December 1, 2000 (for Adjustable and Fixed Rate Mortgage Loans (WFMR 2000-WO7)) (the "December 1, 2000 SWSA");

            WHEREAS, certain of the Mortgage Loans, as identified on Schedule I hereto, are currently being serviced by the Servicer pursuant to a Seller's Warranties and Servicing Agreement between the Bank and the Servicer, dated as of February 1, 2002 (for Adjustable and Fixed Rate Subprime Mortgage Loans (WFMR 2002-MO1)) (the "Subprime SWSA");

            WHEREAS, the Bank desires that the Servicer continue to service the Mortgage Loans, and the Servicer has agreed to do so, subject to the rights of the Bank and the Master Servicer to terminate the rights and obligations of the Servicer hereunder as set forth herein and to the other conditions set forth herein;

            WHEREAS, the Bank and the Servicer agree that the provisions of the Subprime SWSA shall be deemed to apply to all of the Mortgage Loans listed on Schedule I, but only to the extent provided herein and that this Agreement shall constitute a Reconstitution Agreement which shall govern such Mortgage Loans for so long as such Mortgage Loans remain subject to the provisions of the Trust Agreement;

            WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trustee, and shall have the right to terminate the rights and obligations of the Servicer upon the occurrence and continuance of an Event of Default under this Agreement;

            WHEREAS, the Bank and the Servicer intend that each of the NIMS Insurer and the Trustee be an intended third party beneficiary of this Agreement provided that the rights extended to the NIMS Insurer pursuant to this Agreement shall exist only so long as the NIM Securities issued pursuant to the NIMS Transaction remain outstanding or the NIMS Insurer is owed amounts in respect of its guaranty of payment on such NIM Securities.

            NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Bank and the Servicer hereby agree as follows:

AGREEMENT

            1.   Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the SWSA incorporated by reference herein (regardless of whether such terms are defined in the Subprime SWSA), shall have the meanings ascribed to such terms in the Trust Agreement attached as Exhibit B hereto.

            2.   Merger. For administrative convenience, the Servicer, the Seller and the Master Servicer hereby agree that the servicing of those Schedule I Mortgage Loans currently being serviced under the December 1, 2000 SWSA shall be treated as serviced under the provisions of the Subprime SWSA as reconstituted by this Agreement.

            3.   Servicing. The Servicer agrees, with respect to the Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Subprime SWSA, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the Subprime SWSA, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

            4.   Trust Cut-off Date. The parties hereto acknowledge that by operation of Sections 4.05 and 5.01 of the SWSA, the remittance on March 18, 2002 to the Trust Fund is to include principal due after February 1, 2002 (the "Trust Cut-off Date") plus interest at the Mortgage Loan Remittance Rate collected during the related Due Period exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date, with the adjustments specified in clauses (c) and d) of Section 5.01 of the SWSA.

            5.   Master Servicing; Termination of Servicer. The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee and the Amortizing Residential Collateral ("ARC") Trust Fund, 2002-BC1 (the "Trust Fund") created pursuant to the Trust Agreement, shall have the same rights as Bank under the Subprime SWSA to enforce the obligations of the Servicer under the Subprime SWSA and the term "Purchaser" as used in the Subprime SWSA in connection with any rights of the Purchaser shall refer to the Master Servicer, except as otherwise specified in Exhibit A hereto and the term "Company" in the Subprime SWSA shall be synonymous with the term "Servicer" used herein. The Master Servicer shall be entitled to terminate, and at the direction of the NIMS Insurer shall terminate, the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, as provided in Article X of the Subprime SWSA (as amended by this Agreement). Notwithstanding anything herein to the contrary, in no event shall the Master Servicer be required to assume any of obligations of the Bank under the Subprime SWSA; and, in connection with the performance of the Master Servicer's duties hereunder, the parties and other signatories hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Trust Agreement.

            6.   No Representations. Neither the Servicer nor the Master Servicer shall be obligated or required to make any representations and warranties regarding the characteristics of the Mortgage Loans (other than those representations and warranties previously made by the Servicer in Section 3.02 of the Subprime SWSA) in connection with the transactions contemplated by the Trust Agreement and issuance of the Certificates issued pursuant thereto.

            7.   Notices. All notices, consents, certificates or reports (collectively "written information") required to be delivered hereunder between or among the parties hereto (including any third party beneficiary thereof) shall be in writing, may be in the form of facsimile or electronic transmission, and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

            All written information required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

Aurora Loan Services Inc.
2530 South Parker Road
Suite 601
Aurora, Colorado
Attn: E. Todd Whittemore
Telephone: (303) 632-3422
Facsimile: (303) 632-4287

            All remittances required to be made to the Master Servicer under this Agreement shall be on a scheduled/scheduled basis and made to the following wire account:

JPMorgan Chase Bank
New York, New York
ABA#: 021-000-021
Account Name: Aurora Loan Services Inc.
Master Servicing Payment Clearance Account
Account Number: 666-611059
Beneficiary: Aurora Loan Services Inc.
For further credit to: ARC 2002-BC1

            All notices and other written information required to be delivered to the Securities Administrator under the Agreement shall be delivered to the Securities Administrator at the following address:

Wells Fargo Bank, Minnesota,
National Association
11000 Broken Land Parkway
Columbia, Maryland 21044
Attention: Master Servicing Department, ARC 2002-BC1
Telephone: (410) 884-2000
Facsimile: (410) 884-2360

            All written information required to be delivered to the Trustee hereunder shall be delivered to the Trustee at the following address:

Bank One, National Association
1 Bank One Plaza
Mail Suite lL1-0126
Chicago, Illinois 60676
Attention: Global Corporate Trust Services, (ARC 2002-BC1)
Telephone: (312) 526-7000
Facsimile: (312) 526-7209

            All written information required to be delivered to the Seller hereunder shall be delivered to the Bank at the following addresses:

Lehman Brothers Bank, FSB
399 Park Avenue, 11th Floor
New York, New York 10022
Attention: Contract Finance – Leslee Gelber
Telephone: (212) 884-6292
Telecopier: (212) 884-6450

            All written information and notices required to be delivered to the Credit Risk Manager under this Agreement or the Credit Risk Management Agreement shall be delivered to the Credit Risk Manager at the following address:

The Murrayhill Company
1670 Broadway, Suite 3450
Denver, Colorado 80202
Attention: Sue Ellis (ARC 2002-BC1)
Telephone: (720) 947-6947
Telecopier: (720) 947-6598

            All notices and other written information required to be delivered to the Servicer hereunder shall be delivered to its office at the address for notices as set forth in Section 12.05 of the Subprime SWSA.

            All written information required to be delivered to the NIMS Insurer shall be delivered to the NIMS Insurer at the address specified in the Trust Agreement a copy of which is attached as Exhibit B hereto.

            8.   Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

            9.   Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

            10.   Reconstitution. The Seller and the Servicer agree that this Agreement is a "Reconstitution Agreement", and that the date hereof is the "Reconstitution Date", each as defined in the Subprime SWSA.

            Executed as of the day and year first above written.

LEHMAN BROTHERS BANK, FSB as Seller

By: /s/ Gary Taylor Name: Gary Taylor Title: Vice President

WELLS FARGO HOME MORTGAGE, INC., as Servicer

By: /s/ Trisha Lowe Name: Trisha Lowe Title: Vice President

AURORA LOAN SERVICES INC., as Master Servicer

By: /s/ E. Todd Whittemore Name: E. Todd Whittemore Title: Exec. Vice President

Acknowledged By:

BANK ONE, NATIONAL ASSOCIATION,
as Trustee

By: /s/ Ruth H. Fussell
     Name: Ruth H. Fussell
     Title: Vice President – Corporate Trust Dept.

EXHIBIT A

Modifications to the Subprime SWSA

1.	Unless otherwise specified herein, any provisions of the Subprime SWSA, including definitions, relating to (i) representations and warranties relating to the Mortgage Loans and not relating to the servicing of the Mortgage Loans, (ii) Mortgage Loan repurchase obligations, (iii) Whole Loan and Pass-Through Transfers and Reconstitution, and (iv) Assignments of Mortgage, shall be disregarded. The exhibits to the Subprime SWSA and all references to such exhibits shall also be disregarded.

2.	The definition of "Business Day" in Article I is hereby amended by inserting the words ", State of Colorado" immediately after the words "the State of Maryland".

3.	The definition of "Custodial Agreement" in Article I is hereby amended in its entirety to read as follows:

Custodial Agreement: The custodial agreement relating to the custody of the Mortgage Loans between U.S. Bank National Association, as Custodian and the Trustee.

4.	The definition of "Custodian" in Article I is hereby amended in its entirety to read as follows:

Custodian: U.S. Bank National Association or its successor in interest or assigns or any successor to the Custodian under the Custodial Agreement as provided therein.

5.	The definition of "Determination Date" is hereby amended and restated in its entirety to read as follows:

Determination Date: With respect to each Remittance Date, the 15th day of the month in which such Remittance Date occurs, or, if such 15th day is not a Business Day, the next succeeding Business Day.

6.	The definition of "First Remittance Date" in Article I is hereby deleted in its entirety.

7.	New definitions of "MERS," "MERS Eligible Mortgage Loan" and "MERS Mortgage Loan" are hereby added to Article I immediately following the definition of "Loan-to-Value Ratio or LTV" to read as follows:

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Eligible Mortgage Loan: Any Mortgage Loan that has been designated by the Servicer as recordable in the name of MERS, as nominee.

MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the related Mortgage Note.

8.	The definition of "Mortgage Interest Rate" in Article I is hereby amended by adding the phrase "net of any Relief Act Reduction" to the end of such definition.

9.	The definition of "Mortgage Loan Documents" in Article I is hereby amended by replacing the words "addenda and riders" with the words "addenda, riders and modification agreements" in each instance.

10.	The definition of "Mortgage Loan Schedule" in Article I is hereby amended by inserting "(17) any MERS identification number (if available) with respect to each MERS Mortgage Loan or MERS Eligible Mortgage Loan and (18) a Prepayment Charge Schedule" after the words "the Servicing Fee,".

11.	New definitions of "Non-MERS Eligible Mortgage Loan" and "Non-MERS Mortgage Loans" are hereby added to Article I immediately following the definition of "Mortgagor" to read as follows:

Non-MERS Eligible Mortgage Loan: Any Mortgage Loan other than a MERS Eligible Mortgage Loan.

Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

12.	The definition of "Opinion of Counsel" in Article I is hereby amended by changing the word "Purchaser" therein to "Trustee, the NIMS Insurer and the Master Servicer" and adding the words ", provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel acceptable to the Trustee, the NIMS Insurer, the Master Servicer and the Seller, who (i) is in fact independent of the Servicer and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer or any master servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the Servicer or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions" to the end of such definition.

13.	The definition of "PMI Policy" is hereby amended by adding the phrase "as required by this Agreement or the Trust Agreement with respect to a Mortgage Loan and whether acquired by the Mortgagor, the lender or Lehman Capital on behalf of the Trust Fund" to the end of such definition.

14.	New definitions of "Prepayment Charge," "Prepayment Charge Schedule" and "Prepayment Interest Shortfall Amount" are added to Article I to immediately precede the definition of "Prime Rate" and to read as follows:

"Prepayment Charge" means with respect to any Mortgage Loan and Distribution Date, the charges or premiums, if any, exclusive of any servicing charges collected by the Servicer in connection with a Mortgage Loan payoff, due in connection with a full prepayment of such Mortgage Loan during the Principal Prepayment Period in accordance with the terms thereof (other than any Servicer Prepayment Charge Payment Amount).

"Prepayment Charge Schedule" means a data field in the Schedule of Mortgage Loans attached as Schedule I hereto which indicates the amount of the Prepayment Charge and the period during which such Prepayment Charge is imposed with respect to a Mortgage Loan.

"Prepayment Interest Shortfall Amount" means, with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Due Period, the amount of interest (net of the related Servicing Fee for Principal Prepayments in full only) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

15.	A new definition of "Purchase Price" is added to Article I immediately following the definition of "Principal Prepayment Period" to read as follows:

"Purchase Price". With respect to any Mortgage Loan or REO Property to be purchased by the NIMS Insurer pursuant to Section 11.03, an amount equal to the sum of (i) 100% of the principal balance thereof as of the date of purchase, (ii) accrued interest on such principal balance at the applicable mortgage interest rate in effect from time to time to the due date as to which interest was last covered by a payment by the Mortgagor or a Monthly Advance by the Servicer or Master Servicer and (iii) any unreimbursed Servicing Advances, Monthly Advances and any unpaid Servicing Fees allocable to such Distressed Mortgage Loan.

16.	A new definition of "Realized Loss" is added to Article I immediately following the definition of "Qualified Substituted Mortgage Loan" to read as follows:

Realized Loss: With respect to each Liquidated Mortgage Loan (as defined in the Trust Agreement), an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Master Servicer or the Servicer with respect to such Mortgage Loan (other than Monthly Advances of principal) including expenses of liquidation.

17.	A new definition of "Relief Act Reduction" is hereby added to Article I immediately following the definition of "Reconstitution Date" to read as follows:

Relief Act Reduction: With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

18.	The definition of "Remittance Date" in Article I is hereby amended by deleting ", beginning with the First Remittance Date".

19.	The definition of "REO Property" in Article I is hereby amended by replacing the word "Purchaser" with "Trustee and the Trust Fund".

20.	A new definition of "Servicer Prepayment Charge Payment Amount" is added to Article I immediately after the definition of "Securities Act of 1933 or the 1933 Act" to read as follows:

"Servicer Prepayment Charge Payment Amount" means any amounts paid by the Servicer as a result of an impermissible waiver of a Prepayment Charge pursuant to Section 4.01 of this Agreement.

21.	The definition of "Servicing Advances" in Article I is hereby amended in its entirety to read as follows:

"Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, inspection, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property (including costs incurred in connection with environmental inspections or other related costs of foreclosure of Mortgaged Property potentially contaminated by hazardous or toxic substance or wastes in accordance with Section 4.02 hereof) if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, and PMI Policy premiums and fire and hazard insurance coverage, (e) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property and (f) compliance with the obligations pursuant to the provisions of the Freddie Mac or Fannie Mae Guides.

22.	Section 2.01 (Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files) is hereby amended by deleting the first paragraph and replacing the word "Purchaser" with the words "Trustee and the Trust Fund" in each instance.

23.	Section 2.02 (Books and Records; Transfer of Mortgage Loans) is hereby amended to change the reference to "Purchaser" in the first paragraph and the second sentence of the second paragraph of such section to "Trustee and the Trust Fund"; and by amending the third paragraph of such section to read as follows:

The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by the NIMS Insurer and the Master Servicer or its designee the related Servicing File during the time the Trust Fund retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations; and

24.	The parties acknowledge that the fourth paragraph of Section 2.02 shall be inapplicable to this Agreement.

25.	The parties acknowledge that Section 2.03 (Custodial Agreement; Delivery of Documents) shall be superceded by the provisions of the Custodial Agreement.

26.	Section 3.01(c) (No Conflicts) is hereby amended by deleting the words "the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser".

27.	Section 3.01(f) (Ability to Perform) is hereby amended by deleting the second and third sentences thereof.

28.	Section 3.01(h) (No Consent Required) is hereby amended by deleting the words "or the sale of the Mortgage Loans".

29.	Section 3.01 (i) (Selection Process), Section 3.01(k) (Sale Treatment), Section 3.01(m) (No Broker's Fees') and Section 3.01(n) (Fair Consideration) shall be inapplicable to this Agreement.

30.	A new paragraph is hereby added at the end of Section 3.01 (Company Representations and Warranties) to read as follows:

It is understood and agreed that the representations and warranties set forth in Section 3.01 (a) through (h), (l) and (o) shall survive the engagement of the Servicer to perform the servicing responsibilities hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Trustee, the Trust Fund, the NIMS Insurer and the Master Servicer. Upon discovery by any of the Servicer, the Master Servicer, the NIMS Insurer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Trustee or the Trust Fund, the party discovering such breach shall give prompt written notice to the other.

Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 3.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the option of the Trustee or the NIMS Insurer, assign the Servicer's rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor Servicer selected by the Trustee with the prior consent and approval of the Master Servicer. Such assignment shall be made in accordance with Section 12.01.

In addition, the Servicer shall indemnify (from its own funds) the Trustee, the Trust Fund, the NIMS Insurer and the Master Servicer and hold each of them harmless against any costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer's representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 3.01 constitute the sole remedies of the Master Servicer, the Trust Fund, the NIMS Insurer and the Trustee respecting a breach of the foregoing representations and warranties. The foregoing shall not limit, however, any remedies available to the Master Servicer, the Trustee, the NIMS Insurer or the Trust Fund available pursuant to any other agreement related hereto or to the insurance policy pursuant to which the NIM Securities in the NIMS Transaction are insured.

Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 3.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Trustee, the NIMS Insurer or the Master Servicer to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Trustee, the NIMS Insurer or the Master Servicer for compliance with this Agreement.

31.	Section 4.01 (Company to Act as Servicer) is hereby amended by (i) replacing the word "Purchaser" in the fifth and 21st lines of the second paragraph thereto with "Trustee and the Trust Fund", (ii) by changing the word "unless" in the sixth line of the second paragraph thereof to "except in the case where," (iii) by adding the following after the word "Loan" in the eleventh line of the second paragraph:

unless the Servicer shall have provided to the Master Servicer, the NIMS Insurer, and the Trustee an Opinion of Counsel in writing to the effect that such modification, waiver or amendment would not cause an Adverse REMIC Event. "Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension."

; (iv) by replacing the word "Purchaser" in the 23rd line of the second paragraph thereto with "Trustee," (v) by adding the following sentence as the last sentence of the second paragraph:

The Servicer shall notify the Credit Risk Manager and the NIMS Insurer, prior to the charge off of any Mortgage Loan, and provide the Credit Risk Manager and the NIMS Insurer with copies of any related cost-benefit analyses which the Servicer has performed in connection with the decision to charge off such Mortgage Loan.

and (vi) by replacing the third paragraph with the following paragraph:

The Servicer or any designee of the Servicer shall not waive any Prepayment Charge with respect to any Mortgage Loan which contains a Prepayment Charge and which prepays during the term of the penalty. If the Servicer or its designee fails to collect the Prepayment Charge upon any prepayment of any Mortgage Loan which contains a Prepayment Charge, the Servicer shall pay to the Trust Fund at such time by means of a deposit into the Custodial Account an amount equal to the Prepayment Charge which was not collected; provided, however, the Servicer shall not have any obligation to pay the amount of any uncollected Prepayment Charge under this Section 4.01 if the failure to collect such amount is the result of inaccurate or incomplete information on the Prepayment Charge Schedule provided by the Seller and which is included as part of the Schedule of Mortgage Loans at Schedule I hereto. Notwithstanding the above, the Servicer or its designee may waive a Prepayment Charge without remitting the amount of the foregone Prepayment Charge to the Custodial Account if (i) such waiver relates to a prepayment which is not a result of a refinancing by the Servicer or any of its affiliates and (ii) the Mortgage Loan is in default or foreseeable default and such waiver (a) is standard and customary in servicing similar mortgage loans to the Mortgage Loans and (b) would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (iii) the collection of the Prepayment Charge would be in violation of applicable laws.

32.	Section 4.02 (Liquidation of Mortgage Loans) is hereby amended by (i) adding the following to the end of the second sentence thereto:

no later than such 90th day; provided, however, that the Servicer is required to commence foreclosure proceedings on the 65th day of such delinquency if the Servicer determines no alternative resolution strategy would be effective.

(ii) replacing the word "Purchaser" in the seventh and nineteenth lines of the first paragraph thereto with "Trustee and the Trust Fund," (iii) replacing the word "Purchaser" in the first and third sentence of the second paragraph thereto with "Trustee or NIMS Insurer", (iv) deleting the second sentence of the second paragraph thereto, and (v) amending and restating the third paragraph thereof in its entirety to read as follows:

          In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not, without the prior approval of the Trustee and the NIMS Insurer proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In such instance, the Trustee and the NIMS Insurer shall be deemed to have approved such foreclosure or acceptance of a deed in lieu of foreclosure unless either notifies the Servicer in writing, within five (5) days after its receipt of written notice of the proposed foreclosure or deed in lieu of foreclosure from the Servicer, that it disapproves of the related foreclosure or acceptance of a deed in lieu of foreclosure. The Servicer shall be reimbursed for all Servicing Advances made pursuant to the preceding paragraph and this paragraph with respect to the related Mortgaged Property from the Custodial Account.

33.	Section 4.04 (Establishment of and Deposits to Custodial Account) is hereby amended as follows:

(a)   the words "in trust for the Purchaser and/or subsequent
       purchasers of Mortgage Loans, and various
       Mortgagors-P&I"
       in the fourth and fifth lines of the first sentence of
       the first paragraph shall be replaced by the
       following: "in trust for the Trustee of the Amortizing
       Residential Collateral Trust, 2002-BC1."

(b)   by amending and restating clause (ix) to read as follows:

(ix) the amount of any Prepayment Interest Shortfall Amount, such amount to be made from the Servicer's own funds, without reimbursement therefor.;

(c)   by adding the word "and" after the semi-colon in clause (x) and designating the two lines after clause (x) as clause (xi).

34.	Section 4.05 (Permitted Withdrawals From Custodial Account) is hereby amended by replacing the last five lines of clause (ii) with the following:

            the Trust Fund; provided however, that in the event that the Servicer determines in good faith that any unreimbursed Monthly Advances will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Monthly Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, the Servicer may reimburse itself for such amounts from the Custodial Account, it being understood, in the case of any such reimbursement, that the Servicer's right thereto shall be prior to the rights of the Trust Fund;

35.	Section 4.06 (Establishment of and Deposits to Escrow Account) shall be amended by deleting the words "Purchaser and/or subsequent purchasers of Residential Mortgage Loans, and various Mortgagors-T&I" in the fourth and fifth lines of the first sentence of the first paragraph, and replacing it with the following:

"in trust for the Trustee for the Amortizing Residential Collateral Trust, 2002-BC1".

36.	Section 4.09 (Protection of Accounts) is hereby amended by replacing the word "Purchaser" in the third line thereto with "the NIMS Insurer, the Trustee and the Trust Fund".

37.	Section 4.12 (Maintenance of Fidelity Bond and Errors and Omission Policy) is hereby amended by (i) replacing the first reference to "Purchaser" in the fifteenth line of such section with "of the Trustee, the Master Servicer or the NIMS Insurer" and the second reference to "Purchaser" in the fifteenth line with "requesting party" and (ii) replacing the reference to "Purchaser" in the last line of such section with "Trustee, the Master Servicer and the NIMS Insurer."

38.	Section 4.14 (Restoration of Mortgaged Property) is hereby amended by replacing the word "Purchaser" in the last sentence thereto with "Trustee or Trust Fund".

39.	Section 4.15 (Maintenance of PMI Policy; Claims) is hereby amended by replacing the word "Purchaser" in the second line thereto with "Master Servicer, Trustee or Trust Fund".

Section 4.16 (Title, Management and Disposition of REO Property) is hereby amended by (i) replacing the word "Purchaser" in the first paragraph thereto with "Trust Fund", (ii) replacing the word "Purchaser" in the second paragraph and the first line of the third paragraph thereto with "the Trustee on behalf of the Trust Fund", (iii) replacing the word "Purchaser" in the second and last lines of the third paragraph thereof with "Trust Fund", (iv) replacing the reference to "one year" in the eighth line of the third paragraph thereof with "three years" and (v) adding two new paragraphs after the third paragraph thereof to read as follows:

In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC and has notified the NIMS Insurer of such extension being granted by providing a copy of the application and the grant of such extension to the NIMS Insurer. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property's fair market value as acceptable to the NIMS Insurer or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(v) deleting the first sentence of the fourth paragraph thereto, (vi) replacing the word "sentence" with "paragraph" in the sixth line of the fourth paragraph thereto, (vii) replacing the word "Purchaser" in the third line of the sixth paragraph thereto with "Trust Fund" and (viii) replacing the word "advances" in the sixth line of the sixth paragraph thereof with "Monthly Advances".

(vi) by adding the following as the penultimate paragraph of Section 4.16:

            Prior to acceptance by the Servicer of an offer to sell any REO Property of which the Trust Fund is the owner for a sale price that is less than 90% of the unpaid principal balance of the related Mortgage Loan, the Servicer shall notify the Master Servicer and the NIMS Insurer of such offering in writing which notification shall set forth all material terms of said offer (each a "Notice of Sale"). The Master Servicer and the NIMS Insurer shall each be deemed to have approved the sale of any REO Property unless either of them notifies the Servicer in writing within five (5) Business Days after its receipt of the related Notice of Sale, that it disapproves of the related sale, in which case the Servicer shall not proceed with such sale; provided, however, neither the NIMS Insurer nor the Master Servicer shall take any action which would prevent the Servicer from disposing of any REO Property within the time period specified under the REMIC Provision of the Code.

41.	Section 4.17 is hereby amended by replacing the words "Remittance Date" with "tenth calendar day of".

42.	Section 5.02 (Statements to Purchaser) is hereby amended in its entirety to read as follows:

Section 5.02 Statements to Master Servicer.

Not later than the tenth calendar day (or if such tenth calendar day is not a Business Day, the immediately preceding Business Day) of each month, the Servicer shall furnish to the Master Servicer (which shall in turn furnish to the NIMS Insurer) (a) a monthly remittance advice containing such information in a format mutually agreed to by the Servicer and the Master Servicer (and acceptable to the NIMS Insurer) for the period ending on the last day of the preceding calendar month and (b) all such information required pursuant to clause (a) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer, the Servicer, the Securities Administrator and the NIMS Insurer.

The Servicer shall provide the Master Servicer (which shall in turn provide the NIMS Insurer) with such information available to it concerning the Mortgage Loans as is necessary for the Master Servicer to prepare the Trust Fund's federal income tax return as the Master Servicer may reasonably request from time to time.

43.	Section 5.03 (Monthly Advances by Company) is hereby amended by:

(i) deleting the words "if requested by a Rating Agency (hereinafter defined) or a guarantor in connection with a securitization," from the third sentence thereto; and

(ii) deleting the last sentence thereto.

44.	A new Section 5.04 (Servicing and Administration of the Bulk PMI Policies) is hereby added to Article V to read as follows:

Section 5.04 Servicing and Administration of the Bulk PMI Policies

(a)            The Servicer shall take all such actions on behalf of the Trustee as are necessary to service, maintain and administer the PMI Policies acquired by Lehman Capital on behalf of the Trust Fund with respect to certain of the Mortgage Loans with LTVs at origination in excess of 60% (the "Bulk PMI Policies"), as identified at Schedule II hereto, and to perform and enforce the rights under such Bulk PMI Policies on behalf of the Trust Fund. Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Trust Fund to do anything it reasonably deems appropriate or desirable in connection with the servicing, maintenance and administration of the Bulk PMI Policies. The Servicer shall not take, or permit any subservicer to modify or otherwise permit an assumption of a Mortgage Loan covered by a Bulk PMI Policy or take any other action with respect to such Mortgage Loan which would result in non-coverage under the applicable Bulk PMI Policy of any loss which, but for the actions of the Servicer or subservicer, would have been covered thereunder. To the extent coverage is available, the Servicer shall keep or cause to be kept in full force and effect the Bulk PMI Policies for as long as any Certificates are outstanding. The Servicer shall cooperate with the Qualified Insurers issuing the Bulk PMI Policies and shall use its best efforts to furnish all reasonable aid, evidence and information in the possession of the Servicer to which the Servicer has access with respect to any covered Mortgage Loan; provided, however, notwithstanding anything to the contrary contained in the Bulk PMI Policies, the Servicer shall not be required to submit any reports to the Qualified Insurers issuing such Bulk PMI Policies until a reporting date that is at least 15 days after the Servicer has received sufficient loan level information from Lehman Capital to appropriately code its servicing system in accordance with each of such Qualified Insurer's requirements.

(b)            The Servicer shall deposit into the Custodial Account pursuant to Section 4.04 hereof all Insurance Proceeds received from the Bulk PMI Policies.

(c)            Notwithstanding the provisions of (a) and (b) above, the Servicer shall not take any action in regard to the Bulk PMI Policies inconsistent with the rights and interests of the Trustee, the NIMS Insurer or the Certificateholders under this Agreement.

(d)            The Securities Administrator shall be responsible for calculating and remitting premiums due on the Bulk PMI Policies to the applicable Qualified Insurer from amounts on deposit in the Securities Administration Account.

(e)            The Trustee shall furnish the Servicer with any powers of attorney and other documents (within fifteen (15) days upon request from the Servicer) in form as provided to it necessary or appropriate to enable the Servicer to service and administer the Bulk PMI Policies; provided, however, that the Trustee shall not be liable for the actions of the Servicer under such powers of attorney.

45.	Section 6.02 (Satisfaction of Mortgages and Release of Mortgage Files) is hereby amended by replacing the word "Purchaser" in the third line of the second paragraph thereto with the word "Trust Fund".

46.	Section 6.04 (Annual Statement as to Compliance) is hereby amended by replacing each reference to "Purchaser" therein with the words "Master Servicer (which shall provide such Annual Statement as to Compliance to the NIMS Insurer)".

47.	Section 6.05 (Annual Independent Accountants' Servicing Report) is hereby amended by replacing each reference to "Purchaser" therein with the words "Master Servicer (which shall provide such Annual Independent Accountants' Servicing Report to the NIMS Insurer)".

48.	Section 6.06 (Right to Examine Company Records) is hereby amended and restated in its entirety to read as follows:

If any of the Master Servicer, the Trustee or the NIMS Insurer provide reasonable prior written notice, any such party and its respective accountants, attorneys, or designees may examine the Servicing Files relating to the Mortgage Loans and the REO Properties during normal business hours of the Servicer at the Trust Fund's expense. The examining party or parties shall provide to the Servicer a copy of any report generated in connection with any such examination. In addition, the Servicer shall provide to the Master Servicer, the Trustee and the NIMS Insurer any other information, related to the Mortgage Loans and the Properties, reasonably requested by such parties.

49.	A new Section 7.03 (Compensating Interest) is added to Article VII to immediately follow Section 7.02 and to read as follows:

Section 7.03 Compensating Interest

            The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein with respect to each Principal Prepayment, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Servicer's own funds, without reimbursement therefor up to a maximum amount of the Servicing Fee actually received for such month for the Mortgage Loans.

50.	Section 8.01 (Indemnification; Third Party Claims) is amended by replacing the word "Purchaser" in the first line thereof with the words "Trust Fund, the Trustee, the NIMS Insurer and the Master Servicer"; by replacing the word "Purchaser" in the third line and sixth line thereof with the words "Trustee, the Trust Fund, the NIMS Insurer or Master Servicer"; by changing the word "Purchaser" in the seventh line thereof with the words "Trustee, Trust Fund, the NIMS Insurer and the Master Servicer, which consent shall not be unreasonably withheld;" by changing the word "Purchaser" in the tenth line thereof to "the Master Servicer, the NIMS Insurer, the Trustee or Trust Fund"; and by changing the word "Purchaser" in the last sentence of such Section to "Trust Fund."

51.	Section 8.02 (Merger or Consolidation of the Company) is hereby amended by (i) inserting ",with the prior written consent of the Trustee, the Master Servicer and the NIMS Insurer," between the words "shall" and "be" in the third line of the second paragraph thereof and (ii) inserting the words "is acceptable to the NIMS Insurer and" between the words "which" and "is" in the seventh line of the second paragraph thereof.

52.	Section 8.03 (Limitation on Liability of Company and Others) is amended by changing the word "Purchaser" in the second line thereof to "Trust Fund, the Trustee, the NIMS Insurer or the Master Servicer"; and by changing the word "Purchaser" in the sixteenth line thereof to "the Trustee and the NIMS Insurer."

53.	Section 8.04 (Limitation on Resignation and Assignment by Company) is hereby amended by (i) replacing the word "Purchaser" in the seventh line of the first paragraph thereof and the second line, fifth line and sixth line of the second paragraph and the fourth line of the third paragraph thereof with "Master Servicer, the NIMS Insurer and the Trustee" and (ii) replacing the word "Purchaser" in the fifth line of the third paragraph with "Master Servicer or the NIMS Insurer".

54.	Section 10.01 (Event of Default) is hereby amended by:

(a) changing any reference to "Purchaser" to "Master Servicer;"

(b) changing the reference to "five days" to "two Business Days" in clause (i);

(c) adding the words "within the applicable cure period" after the word "remedied" in the first line of the second paragraph; and

(d) changing the word "Upon" in the first line of the third paragraph to "Within 90 days of" and by adding the following proviso at the end of the first sentence of the third paragraph:

; provided, however, the obligation of the Master Servicer or other successor servicer to make Monthly Advances not made by the defaulting Servicer shall be effective immediately upon receipt of such notice by the defaulting Servicer.

55.	Section 10.02 (Waiver of Defaults) is hereby amended by changing the reference to "Purchaser" to "Master Servicer with the prior written consent of the Trustee and the NIMS Insurer".

56.	Section 11.01 (Termination) is hereby amended by restating subclause (ii) thereof to read as below and adding the following sentence after the first sentence of Section 11.01:

(ii)     mutual consent of the Servicer and the Trustee in
         writing, provided such termination is also acceptable
         to the Master Servicer, the NIMS Insurer and the
         Rating Agencies

   At the time of any termination of the Servicer pursuant to Section 11.01, the Servicer shall be entitled to all accrued and unpaid Servicing Fees and unreimbursed Servicing Advances and Monthly Advances; provided, however, in the event of a termination for cause under Section 10.01 hereof, such unreimbursed amounts shall not be reimbursed to the Servicer until such amounts are received by the Trust Fund from the related Mortgage Loans.

57.	The first paragraph of Section 11.02 (Termination Without Cause) is hereby deleted and replaced with the following:

            Upon 30 days' prior notice, in writing and delivered to the Trustee, the NIMS Insurer, the Master Servicer and the Servicer by registered mail as provided in Section 12.05, the Seller may terminate the rights and obligations of the Servicer under this Agreement without cause. The Servicer shall comply with the termination procedures set forth in Section 12.01 hereof. The Master Servicer or the Trustee shall have no right to terminate the Servicer pursuant to the foregoing sentences of this Section 11.02. In connection with any such termination pursuant to this Section 11.02, the Seller will be responsible for reimbursing the Servicer for all unreimbursed Servicing Advances, Monthly Advances, Servicing Fees and other reasonable or necessary out-of-pocket costs associated with any such servicing transfer at the time of such termination without any right of reimbursement to the Seller from the Trust Fund.

The second paragraph of Section 11.02 is amended by replacing the word "Purchaser" with "the Seller from its own funds without reimbursement."

58.	Section 11.03 (Termination for Distressed Mortgage Loans) is hereby amended by replacing the first paragraph thereof with the following:

Section 11.03 Termination for Distressed Mortgage Loans.

(a)            Subject to the requirements set forth in this Section 11.03, the Seller may terminate this Agreement with the prior consent of the Trustee, the NIMS Insurer and the Master Servicer, with respect to the servicing of those Mortgage Loans that are determined to be Distressed Mortgage Loans as of the Notice Date and servicing of such Mortgage Loans shall be transferred to the Special Servicer. The appointment of a Special Servicer by the Seller and the execution of a special servicing agreement between the Seller and the Special Servicer shall be subject to the consent of the Trustee, the Master Servicer and the NIMS Insurer and the receipt of confirmation from the Rating Agencies that the transfer of servicing to the Special Servicer shall not result in a reduction of any rating previously given by such Rating Agency to any Certificate or the NIMS Securities to be issued in the NIMS Transaction. Any monthly fee paid to the Special Servicer in connection with any Mortgage Loan serviced by such Special Servicer shall not exceed one-twelfth of the product of (a) 0.50% and (b) the outstanding principal balance of such Mortgage Loan. All unreimbursed Servicing Fees, Servicing Advances and Monthly Advances owing to the Servicer relating to such Distressed Mortgage Loans shall be reimbursed and paid to the Servicer upon such transfer to the Special Servicer.

(b)            All reasonable costs and expenses incurred in connection with a transfer of servicing to the Special Servicer including, without limitation, the costs and expenses of the Master Servicer, the Trustee or any other Person in appointing a Special Servicer, or of transferring the Servicing Files and the other necessary data to the Special Servicer, shall be paid by the Seller from its own funds without reimbursement. The Seller shall be responsible for the delivery of all required Transfer Notices and will send a copy of the Transfer Notice to the Trustee.

(c)            Notwithstanding the foregoing provisions of this Section 11.03, the NIMS Insurer may, at its option, withhold their consent to the transfer of a Distressed Mortgage Loan to a Special Servicer and elect to purchase such Distressed Mortgage Loan at a price equal to its Purchase Price. Prior to such purchase, the Servicer shall be required to continue to make Monthly Advances with respect to such Distressed Mortgage Loan pursuant to Section 5.03. Any such purchase of a Distressed Mortgage Loan shall be accomplished by remittance to the Master Servicer for deposit in the Custodial Account established pursuant to Section 4.01 of the Trust Agreement of the amount of the Purchase Price. The Servicer on behalf of the Trustee shall immediately effectuate the conveyance of such Distressed Mortgage Loan to the NIMS Insurer to the extent necessary, including the prompt delivery of all Servicing Files and other related documentation to the NIMS Insurer.

59.	Section 12.01 (Successor to Company) is hereby amended by:

(i)   replacing the words "Prior to" with "Upon" in the first line of the first paragraph thereto;

(ii)   by changing the word "Purchaser" in the second line of the first paragraph to "Master Servicer" and by adding the words ", in accordance with the Trust Agreement," after the word "shall"
       in the second line of the first paragraph thereto;

(iii)   adding the words "acceptable to the NIMS Insurer (which
       acceptance shall not be unreasonably withheld) and otherwise meeting" to clause (ii) of thefirst sentence of the first paragraph following the word "appoint a successor servicer;"

(iv)   adding the following new sentences immediately following the first sentence of the first paragraph thereof to read as follows:

            Prior to termination of the Servicer's responsibilities, rights, duties and obligations under this Agreement pursuant to Section 11.02, the Seller shall appoint a successor acceptable to the NIMS Insurer (which acceptance shall not be unreasonably withheld) which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement. Any successor to the Servicer shall be a Freddie Mac- or Fannie Mae-approved servicer and shall be subject to the approval of the Master Servicer, the NIMS Insurer and each Rating Agency, as evidenced by a letter from such Rating Agency delivered to the Trustee and the NIMS Insurer that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates or the NIMS Securities to be issued in the NIMS Transaction.

(v)   amending the existing second sentence of the first
      paragraph thereof by (a) changing the word "Purchaser"
      to "the Master Servicer" and (b) by adding the following
      proviso at the end of such sentence:

; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement.

(vi)    replacing the word "Purchaser" in the
        second line of the
        second paragrapht hereof with
       "Trustee, the NIMS Insurer and
       Master Servicer".

(vii)   replacing the reference to "Purchaser"
        in the fourth paragraph thereof with
       "Trustee, the Master Servicer and the
       NIMS Insurer".

(viii)  adding the following paragraphs at the
        end of the fourth paragraph thereof:

           In the event the Servicer is terminated pursuant to Section 11.02, the Seller shall be responsible for payment of any out-of-pocket costs from its own funds without reimbursement incurred by the Servicer and the Master Servicer in connection with the transfer of the Mortgage Loans to a successor servicer.

           Except as otherwise provided in the Agreement, all reasonable costs and expenses incurred in connection with any transfer of servicing hereunder (as a result of termination for cause or resignation of the Servicer), including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Servicer hereunder, or of transferring the Servicing Files and the other necessary data, including the completion, correction or manipulation of such servicing data as may be required to correct any errors or insufficiencies in the servicing data, to the successor servicer shall be paid by the terminated or resigning Servicer from its own funds without reimbursement.

60.	Section 12.02 (Amendment) is hereby amended by replacing the words "by the Company and by written agreement signed by the Company and the Purchaser" with "by written agreement by the Servicer and the Seller, with the written consent of the Master Servicer the NIMS Insurer, and the Trustee," and by adding the following sentence at the end thereof: and by adding the following sentence at the end thereof: "The party requesting such amendment shall, at its own expense, provide the Trustee, the NIMS Insurer, the Master Servicer and the Seller with an Opinion of Counsel that such amendment is permitted under the terms of this Agreement, the Servicer has complied with all applicable requirements of this Agreement, and such Amendment will not materially adversely affect the interest of the Certificateholders in the Mortgage Loans or the NIM Securities to be issued in the NIMS Transaction."

61.	Section 12.04 (Duration of Agreement) is hereby amended by deleting the last sentence thereof.

62.	Section 12.07 (Relationship of Parties) is hereby amended by replacing the words "the Purchaser" with "the Seller, the Master Servicer, the NIMS Insurer, the Trustee or the Trust Fund".

63.	Section 12.10 (Assignment by Purchaser) is hereby deleted in its entirety.

64.	Section 12.11 (Solicitation of Mortgagor) is hereby amended by replacing the word "Purchaser" with "the Seller or the Trustee" in each instance.

65.	New Sections 12.12 (Intended Third Party Beneficiaries) is added to the Subprime SWSA to read as follows:

Section 12.12   Intended Third Party Beneficiaries.

            Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trustee and the NIMS Insurer receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Trustee and the NIMS Insurer as if they were parties to this Agreement, and the Trustee and the NIMS Insurer shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement. Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Trustee hereunder (other than the right to indemnification and the indemnification obligations) shall terminate upon termination of the Trust Fund pursuant to the Trust Agreement and all rights of the NIMS Insurer set forth in this Agreement (other then the right of indemnification) shall exist only so long as the NIM Securities issued pursuant to the NIMS Transaction remain outstanding or the NIMS Insurer is owed amounts in respect of its guaranty of payment of such NIM Securities.

Exhibit B

Trust Agreement for ARC 2001-BC6
(Without Exhibits)

Exhibit C

Seller's Warranties and Servicing Agreement
(dated as of February 1, 2002
WFMR 2002-MO1)

Schedule I

Schedule of Mortgage Loans
(Including Prepayment Charge Schedule)

Schedule II

Schedule of Mortgage Loans
(Isolating Mortgage Loans Covered by Bulk PMI Insurance
Policies Acquired by Lehman Capital for the Trust Fund)